UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 3, 2017

STAAR Surgical Company
__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	0-11634	95-3797439
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1911 Walker Ave, Monrovia, California		91016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	626-303-7902

Not Applicable

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2017, Stephen Brown notified STAAR Surgical Company (the “Company”) of his intention to resign as Vice President and Chief Financial Officer of the Company. His resignation will become effective on April 28, 2017.  Mr. Brown’s resignation is not due to any disagreement with the Company’s management regarding its operations, policies, practices, reporting or otherwise.

The Company appointed Deborah Andrews, age 59, to serve as interim Vice President and Chief Financial Officer of the Company, which will become effective upon Mr. Brown’s resignation on April 28, 2017. Ms. Andrews has served as Vice President and Chief Accounting Officer of the Company since September 2013.  Previously, from August 2005 to September 2013, Ms. Andrews served as the Company’s Vice President and Chief Financial Officer.   Ms. Andrews has been employed by the Company since 1995, serving as Principal Financial Officer from April 2005 to August 2005, Global Controller from 2001 to 2005, Vice President, Finance, of STAAR Surgical AG (Switzerland) from 1999 to 2001, and Assistant Controller from 1995 to 1999.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

April 4, 2017	By:	/s/ Caren Mason
Caren Mason
President and Chief Executive Officer